EXHIBIT 99.1

Criticare Systems, Inc.
20925 Crossroads Circle
Waukesha, WI 53186-4054

Mailing Address:
P.O. Box 26556
Milwaukee, WI 53225

Tel:  262.798.8282
Fax:  262.798.8290

www.ciusa.com

FOR IMMEDIATE RELEASE

Contact:  Emil Soika, President and CEO–Criticare         (262) 798-8282

Criticare Systems, Inc. Director, Sam Humphries Passes Away

MILWAUKEE--(BUSINESS WIRE)—August 9, 2007--CRITICARE SYSTEMS, INC. (AMEX:CMD– News). It is with great sadness that Criticare Systems, Inc. announces the passing of board member Sam B. Humphries on August 7, 2007.

Mr. Humphries joined the Criticare board in January 2006, quickly becoming a major contributor in the formation of the company’s strategic direction. He will be greatly missed. Criticare employees and board members wish Mr. Humphries family our sincerest condolences during this time.

Criticare (www.csiusa.com) designs, manufactures, and markets cost-effective patient monitoring systems and noninvasive sensors for a wide range of hospitals and alternate health care environments throughout the world.

This press release contains forward-looking statements.  Such statements refer to the Company's beliefs and expectations.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described.  Such uncertainties include, but are not limited to, the timely completion of new products, regulatory approvals for new products, the risk of new and better technologies, risks relating to international markets, as well as general conditions and competition in the Company's markets.  Other risks are set forth in Criticare's reports and documents filed from time to time with the Securities and Exchange Commission.